UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2017

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

001-36250	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

On March 23, 2017, the stockholders of Ciena Corporation (the “Company”) approved the Ciena Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”) at the Company’s Annual Meeting of Stockholders. The 2017 Plan became effective upon such stockholder approval. A description of the 2017 Plan is set forth in the Company’s proxy statement, dated February 8, 2017, for its 2017 Annual Meeting of Stockholders, in the section entitled “Proposal No. 2 — Approval of Ciena's 2017 Omnibus Incentive Plan,” which is incorporated herein by reference. This description is qualified in its entirety by reference to the copy of the 2017 Plan attached hereto as Exhibit 10.1, which is incorporated herein by reference. The forms of award agreements to be used in connection with awards of restricted stock units under the 2017 Plan are attached hereto as exhibits 10.2, 10.3 and 10.4 and are incorporated by reference herein.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibits are being filed herewith:

	Exhibit Number	Description of Document

	10.1	Ciena Corporation 2017 Omnibus Incentive Plan
	10.2	Form of Employee Restricted Stock Unit Agreement for Ciena Corporation 2017 Omnibus Incentive Plan
	10.3	Form of Director Restricted Stock Unit Agreement for Ciena Corporation 2017 Omnibus Incentive Plan
	10.4	Form of Performance Stock Unit Agreement for Ciena Corporation 2017 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: March 29, 2017	By:	/s/ Gary B. Smith
Gary B. Smith
President and Chief Executive Officer